Exhibit 99.1

     SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES SECOND QUARTER 2005 RESULTS

       - NET COMMERCIAL PRODUCT REVENUES INCREASED 67 PERCENT VERSUS LAST
                                YEAR'S QUARTER -

    SANTA BARBARA, Calif., Aug. 3 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced results for the quarter and six months ended July 2, 2005.

    Total net revenues for the second quarter were $8.6 million, an increase of 36 percent, compared to $6.3 million for the year ago second quarter. Net commercial product revenues for the second quarter of 2005 increased 67 percent to $7.6 million, compared to $4.6 million in the second quarter of 2004. Government and other contract revenue totaled $972,000 during the 2005 second quarter, compared to $1.8 million during the second quarter of 2004.

    Net loss for the second quarter was $2.0 million, compared to a net loss of $8.9 million in the second quarter of 2004. Net loss per diluted share was $0.02, compared to a net loss of $0.11 per diluted share in the same quarter of 2004.

    "Our sales organization is taking action to be more effective in the marketplace, which resulted in a 67 percent increase in our commercial product revenue in the second quarter compared to the prior year's quarter. Strong sales and the benefits of our restructuring efforts drove a significant improvement in our bottom line," stated Jeff Quiram, STI's president and chief executive officer. "We were also successful in managing our inventory levels, reducing the amount by $2.6 million in the quarter. And, we reduced our operating cash burn to $32,000. We are making continual progress in our strategy to become a one-stop shop for wireless operators' sensitivity and interference needs. Our solutions not only improve network performance, but also lower installation and operating expenses for wireless carriers who are deploying new voice and data services."

    For the first half of 2005, total net revenues were $12.9 million, compared to $11.8 million for the first half of 2004. Net commercial product revenues for the first half of 2005 were $11.3 million, compared to $7.7 million in the year ago period. The company recorded $1.5 million in government and other contract revenues for the first half of 2005, compared to $4.0 million for the first half 2004. The net loss for the first half of 2005 was $7.6 million, compared to $14.8 million for the prior year's first half, which included restructuring expenses of $2.5 million, a non cash interest charge of $802,000 for warrants issued in connection with a bridge loan and ISCO related litigation expenses of $413,000. The net loss for the first half of 2005 was $0.07 per diluted share, compared to $0.20 per diluted share in the first half of 2004.

    As of July 2, 2005, STI had commercial product backlog of $333,000, compared to $5.1 million at the end of the first quarter 2005. The change in backlog primarily reflects a large order placed at the end of the first quarter and shipped in the second quarter of this year. As of July 2, 2005, STI had $10.2 million in working capital, including $6.7 million in cash and cash equivalents.

    Quiram continued, "We are extending our products to adjacent applications to solve our customers' current challenges and future needs. This, coupled with diversifying our customer base, is the main element to our growth strategy. We believe we will build upon our first half in the second half of 2005 and are excited about what lies ahead for STI."

    Investor Conference Call
    STI will host an investor conference call today at 1:30 p.m. Pacific Time, August 3, 2005. The call will be accessible live by dialing 800-257-3401. A replay will be available until August 5 by dialing 800-405-2236, pass code 11035409. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

    About Superconductor Technologies Inc. (STI)
    Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

    SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

    Safe Harbor Statement
    The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended July 2, 2005 with the SEC. Other factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to operate its business profitability. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its 2004 Annual Report on Form 10-K. The Form 10-K is available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

    Contact
    For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                 Three Months Ended                   Six Months Ended
                          --------------------------------    --------------------------------
                              July 3,           July 2,           July 3,           July 2,
                               2004              2005              2004              2005
                          --------------    --------------    --------------    --------------
Net revenues:
  Net commercial
   product revenues       $    4,552,000    $    7,581,000    $    7,735,000    $   11,349,000
  Government and
   other
   contract revenues           1,752,000           972,000         3,993,000         1,543,000

  Sub license
   royalties                       8,000                --            28,000            15,000

          Total net
           revenues            6,312,000         8,553,000        11,756,000        12,907,000

Costs and expenses:
  Cost of commercial
   product revenues            5,576,000         5,801,000         9,359,000        10,000,000
  Contract research
   and development             1,165,000         1,048,000         2,677,000         1,731,000
  Other research and
   development                 1,142,000           775,000         2,481,000         1,936,000
  Selling, general
   and administrative          4,336,000         2,850,000         8,953,000         6,632,000
  Restructuring
   expenses and
   impairment charges          1,967,000           144,000         1,967,000           228,000

          Total costs
           and
           expenses           14,186,000        10,618,000        25,437,000        20,527,000

Loss from operations          (7,874,000)       (2,065,000)      (13,681,000)       (7,620,000)

     Interest income              23,000            53,000            47,000           110,000
     Interest expense         (1,033,000)          (34,000)       (1,160,000)          (73,000)

         Net loss         $   (8,884,000)   $   (2,046,000)   $  (14,794,000)   $   (7,583,000)

Basic and diluted
 loss per common
 share                    $        (0.11)   $        (0.02)   $        (0.20)   $        (0.07)

Weighted average
 number of common
 shares outstanding           79,166,809       107,711,026        73,994,379       107,711,026

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                     December 31,       July 2,
                                                        2004             2005
                                                    --------------   -------------
                                                      (See Note)
                      ASSETS
Current Assets:
   Cash and cash equivalents                        $   12,802,000   $   6,741,000

   Accounts receivable, net                              1,434,000       1,012,000
   Inventory, net                                        9,327,000       6,311,000
   Insurance settlement receivable                       4,000,000              --
   Prepaid expenses and other current assets               906,000         991,000
     Total Current Assets                               28,469,000      15,055,000
   Property and equipment, net of accumulated
    depreciation of $15,189,000 and
    $16,425,000, respectively                           10,303,000       8,940,000
   Patents, licenses and purchased technology,
    net of accumulated amortization
    of  $768,000 and $931,000, respectively              2,833,000       2,712,000
   Goodwill                                             20,107,000      20,107,000
   Other assets                                            646,000         410,000
     Total Assets                                   $   62,358,000   $  47,224,000

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Line of credit                                   $      938,000   $          --
   Accounts payable                                      2,691,000       1,599,000
   Accrued expenses                                      4,601,000       3,259,000
   Legal settlement liability                            4,050,000              --
   Current portion of capitalized lease
    obligations and long term debt                          43,000          20,000
     Total Current Liabilities                          12,323,000       4,878,000

   Capitalized lease obligations and long
    term-debt                                               33,000          24,000
   Other long term liabilities                             753,000         648,000
     Total Liabilities                                  13,109,000       5,550,000

    Commitments and contingencies

    Stockholders' Equity:
       Preferred stock, $.001 par
        value, 2,000,000 shares
        authorized, none issued
        and outstanding                                         --              --
       Common stock, $.001 par value, 250,000,000
        shares authorized, 107,711,026 shares
        issued and outstanding                             108,000         108,000
       Capital in excess of par value                  196,983,000     196,991,000
       Notes receivable from stockholder                  (820,000)       (820,000)
       Accumulated deficit                            (147,022,000)   (154,605,000)

         Total Stockholders' Equity                     49,249,000      41,674,000

         Total Liabilities and
          Stockholders' Equity                      $   62,358,000   $  47,224,000

Note -- December 31, 2004 balances were derived from audited financial statements

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                           Six Months Ended
                                                    ------------------------------
                                                        July 3,         July 2,
                                                         2004            2005
                                                    --------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                            $  (14,794,000)  $  (7,583,000)
Adjustments to reconcile net loss to net
 cash used in operating activities:
  Depreciation and amortization                          1,757,000       1,454,000
Non-cash restructuring and impairment
 charges                                                 1,834,000         137,000
Warrant and options charges                                893,000           7,000
  Provision for excess and obsolete
   inventories                                             178,000         180,000
  Forgiveness of note receivable                                --         150,000
   Changes in assets and liabilities:
        Accounts receivable                              6,912,000         422,000
        Inventory                                       (5,100,000)      2,836,000
        Prepaid expenses and other current
         assets                                           (567,000)         36,000
        Patents, licenses and purchased
         technology                                       (218,000)        (43,000)
        Other assets                                        30,000         (34,000)
        Accounts payable, accrued expenses
         and other long-term liabilities                (2,957,000)     (1,792,000)

         Net cash used in operating
          activities                                   (12,032,000)     (4,230,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                     (1,326,000)        (64,000)
  Net cash used in investing
   activities                                           (1,326,000)        (64,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings                      4,577,000         662,000
Payments on short-term borrowings                       (7,110,000)     (1,600,000)
Payments on long-term obligations                         (611,000)        (32,000)
Proceeds from sale of common stock and exercise
 of stock options and warrants                          17,241,000              --
Payment of common stock issuance costs                          --        (797,000)
  Net cash from (used in) financing
   activities                                           14,097,000      (1,767,000)

Net increase (decrease) in cash and cash
 equivalents                                               739,000      (6,061,000)
Cash and cash equivalents at beginning of
 period                                                 11,144,000      12,802,000
Cash and cash equivalents at end of period          $   11,883,000   $   6,741,000

SOURCE  Superconductor Technologies Inc.
    -0-                             08/03/2005
    /CONTACT: Martin S. McDermut, Senior Vice President, Chief Financial
Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc./
    /First Call Analyst: /
    /FCMN Contact: mmcdermut@suptech.com/
    /Web site:  http://www.suptech.com/